                                                                  EXHIBIT (a)(7)

                           ING INVESTMENT FUNDS, INC.

                              ARTICLES OF AMENDMENT

      ING INVESTMENT FUNDS, INC., a Maryland corporation (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      First: The Board of Directors of the Corporation has authorized an amendment to the Articles of Incorporation to dissolve one series of the Corporation;

      Second: The series of the Corporation to be dissolved is:

              ING High Yield Fund

      Third: The Amendment to the Articles of Incorporation of the Corporation as hereinabove set forth shall be effective on June 21, 2002.

      Fourth: The foregoing amendment to such Articles of Incorporation of the Corporation was approved by a majority of the entire Board of Directors of the Corporation; the charter amendment is limited to changes expressly permitted by
Section 2-605 of Subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders, and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

      Fifth: The undersigned Senior Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information, and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

      IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name and on its behalf by its Senior Vice President, Robert S. Naka, and attested by its Secretary, Kimberly A. Anderson, on the 24th day of May, 2002.

                                                 ING INVESTMENT FUNDS, INC.

                                                 By: /s/ Robert S. Naka
                                                     ---------------------------
                                                     Robert S. Naka
                                                     Senior Vice President

ATTEST:

/s/ Kimberly A. Anderson
---------------------------------
Kimberly A. Anderson
Vice President & Secretary